As filed with the Securities and Exchange Commission on June 14, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LOCAL BOUNTI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	98-1584830
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 W. Main St.

Hamilton, MT 59840

(Address of Principal Executive Offices) (Zip Code)

Local Bounti Corporation Amended and Restated 2021 Equity Incentive Plan

(Full title of the plans)

Craig M. Hurlbert

Chief Executive Officer

400 W. Main St.

Hamilton, MT 59840

(800) 640-4016

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Albert W. Vanderlaan, Esq. Orrick Herrington & Sutcliffe LLP 222 Berkeley Street Suite 2000 Boston, MA 02116 (617) 880-1800	Margaret McCandless General Counsel Local Bounti Corporation 400 W. Main St. Hamilton, MT 59840 (800) 640-4016	Kathleen Valiasek Chief Financial Officer Local Bounti Corporation 400 W. Main St. Hamilton, MT 59840 (800) 640-4016

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Local Bounti Corporation (the “Registrant”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register an additional 510,000 shares of Common Stock, par value $0.0001 per share (the “Common Stock”), under the Local Bounti Corporation Amended and Restated 2021 Equity Incentive Plan. This Registration Statement hereby incorporates by reference the contents of the Registrant’s (i) registration statement on Form S-8 (File No. 333-262325) filed with the Commission on January 24, 2022, (ii) registration statement on Form S-8 (File No. 333-271058) filed with the Commission on March 31, 2023 and (iii) registration statement on Form S-8 (File No. 333-278356) filed with the Commission on March 28, 2024.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following documents are filed as exhibits to this Registration Statement.

Exhibit No.	Description of Exhibit

5.1*	Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1*	Consent of WithumSmith+Brown, PC, independent registered public accounting firm.

23.2*	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included in the signature page to this Registration Statement).

99.1	Local Bounti Corporation 2021 Equity Incentive Plan (and related forms of award agreements) (incorporated by reference to Exhibit 10.7 to the Registrant’s Form 8-K, filed with the Commission on November 24, 2021).

99.2	Amendment to Local Bounti Corporation 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed with the Commission on June 14, 2024).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, State of Montana, on June 14, 2024.

Local Bounti Corporation

By:	/s/ Craig M. Hurlbert
Name:	Craig M. Hurlbert
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Kathleen Valiasek and Margaret McCandless, and each or any of them, such individual’s true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such individual and in such individual’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such individual might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in one or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date
/s/ Craig M. Hurlbert	Chief Executive Officer and Director	June 14, 2024
Craig M. Hurlbert	(Principal Executive Officer)

/s/ Kathleen Valiasek	Chief Financial Officer	June 14, 2024
Kathleen Valiasek	(Principal Financial and Accounting Officer)

/s/ Travis M. Joyner	Chief Technology Officer and Director	June 14, 2024
Travis M. Joyner

/s/ Pamela Brewster	Director	June 14, 2024
Pamela Brewster

/s/ Jennifer Carr-Smith	Director	June 14, 2024
Jennifer Carr-Smith

/s/ Edward C. Forst	Director	June 14, 2024
Edward C. Forst

/s/ Mark J. Nelson	Director	June 14, 2024
Mark J. Nelson

/s/ Matthew Nordby	Director	June 14, 2024
Matthew Nordby